EXHIBIT 99.3

Mannatech, Incorporated Declares Dividend

Coppell, TX – March 9, 2005 – Mannatech, Incorporated (NASDAQ – MTEX) today announced that its Board of Directors declared a quarterly cash dividend of $0.07 per common share payable on Friday, April 15, 2005, to all shareholders of record at the close of business on Friday, April 1, 2005. This will be the second dividend paid by the Company this year. The declaration follows this week’s record sales and earnings announcement of $0.71 earnings per share fully-diluted for the year ended 2004. The dividend reflects Mannatech’s continued growth in earnings, as well as its on-going commitment to encourage long-term investment in its common stock.

About Mannatech, Incorporated

Mannatech, based in Coppell, Texas, is a wellness solution provider that sells its products through a global network-marketing system throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, and South Korea. For additional information about Mannatech, please visit its corporate website: www.mannatech.com.

Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the SEC and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the SEC, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact:

Mannatech, Incorporated

Stephen Fenstermacher

972-471-6512

IR@mannatech.com

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